Exhibit 99.1

                IMS Health Reports Second-Quarter 2004 Results;
          Revenues up 12 Percent and Earnings Per Share up 17 Percent;
                      Company Raises Guidance for the Year

     FAIRFIELD, Conn.--(BUSINESS WIRE)--July 20, 2004--IMS Health (NYSE: RX) today announced second-quarter 2004 revenues of $379.6 million, up 12 percent (9 percent on a constant-dollar basis) compared with revenues of $337.8 million for the second quarter of 2003. SEC-reported diluted earnings per share in the 2004 second quarter was $0.27, an increase of 17 percent compared with $0.23 in the prior-year period. Adjusted diluted earnings per share for the second quarter of 2004 was $0.29, up 16 percent compared with $0.25 in the 2003 second quarter. Net income for the second quarter of 2004 was $65.1 million on an SEC-reported basis and $69.5 million on an adjusted basis, compared with net income of $55.4 million on an SEC-reported basis and $60.4 million on an adjusted basis in the year-earlier quarter, up 15 percent on an adjusted basis. The company's operating income was $102.5 million in the 2004 second quarter, up 5 percent (3 percent constant dollar) from $97.3 million for the year-ago period.
     The company also announced that it is raising its 2004 guidance. IMS now expects 2004 constant-dollar revenue growth to be within a range of 8 - 10 percent, versus its previously stated estimate of 7 - 9 percent. Adjusted diluted earnings per share for 2004 is now expected to be in the $1.15 - $1.20 range, up from $1.12 - $1.17. See Note (l) for an explanation of the reconciliation between expected SEC-reported and adjusted full-year diluted earnings per share.
     "Once again, we delivered a strong quarter, with our business around the world showing solid growth and momentum," said David Thomas, IMS chairman and CEO. "Our new offerings increasingly combine our data assets with consulting and services skills to generate opportunities for us with new and existing customers. Demand for our solutions remains strong. We are particularly pleased with our Global Consulting and Services revenue performance, which grew 50 percent in the first half."
     Adjusted results for the second quarter of 2004 exclude certain net pre-tax expense items totaling approximately $0.4 million, as well as certain net tax provisions of approximately $4.0 million. See Tables 5 and 7 for a reconciliation between SEC and adjusted results for the quarters ended June 30, 2004 and 2003, respectively.

     First-Half 2004 Results

     For the first half of 2004, revenues were $741.2 million, up 14 percent (8 percent constant dollar) over the first six months of 2003. SEC-reported diluted earnings per share for the 2004 first half was $0.61, compared with $1.99 in the year-earlier period. Adjusted diluted earnings per share in the 2004 first half was $0.54, a 20 percent increase over the $0.45 reported in the prior-year period. Net income for the first half of this year was $146.2 million on an SEC-reported basis and $131.0 million on an adjusted basis, compared with net income of $500.0 million on an SEC-reported basis and $112.0 million on an adjusted basis for the year-ago period, up 17 percent on an adjusted basis.
     Operating income was $198.7 million in the first half of 2004, compared with $138.4 million on an SEC-reported basis and $175.7 million on an adjusted basis in the year-earlier period. Operating income in the 2004 first half rose 44 percent on an SEC-reported basis and was up 13 percent on an adjusted basis (9 percent constant dollar) from the year-earlier period.
     Adjusted results for the 2004 first half exclude certain net pre-tax income items totaling approximately $11.3 million, as well as certain net tax benefits of approximately $3.9 million. Adjusted results for the first half of 2003 exclude a one-time net gain of $495.1 million resulting from the divestiture of IMS's equity interest in Cognizant Technology Solutions via a split-off, as well as certain pre-tax charges totaling approximately $47.1 million, consisting primarily of severance, impairment and other charges. In addition, adjusted first-half 2003 results exclude a $14.8 million after-tax impairment charge taken on IMS's equity investment in The TriZetto Group (Nasdaq: TZIX) and $45.0 million of tax provision, related to a number of items, including a Dun & Bradstreet legacy tax transaction and subsequent related transactions. See Tables 6 and 8 for a reconciliation between SEC and adjusted results for the six months ended June 30, 2004 and 2003, respectively.

     Balance Sheet Highlights

     IMS's cash, cash equivalents and short-term marketable securities as of June 30, 2004 was $399.7 million, compared with $384.5 million on December 31, 2003. Total debt as of June 30, 2004 was $634.6 million, up from $562.0 million at the end of 2003. See Table 9 for selected consolidated balance sheet items.

     Share Repurchase Program, Shares Outstanding

     IMS repurchased approximately 2.6 million shares in the second quarter at a total cost of $64.4 million. Year-to-date, the company has repurchased 8.1 million shares at a total cost of $204.3 million. Approximately 7.5 million shares remain available for repurchase in the company's current authorization.
     The number of shares outstanding as of June 30, 2004 was approximately
233.9 million compared with 239.1 million the same period a year ago.

     About IMS

     Operating in more than 100 countries, IMS Health is the world's leading provider of information solutions to the pharmaceutical and healthcare industries. With $1.4 billion in 2003 revenue and 50 years of industry experience, IMS offers leading-edge business intelligence products and services that are integral to clients' day-to-day operations, including portfolio optimization capabilities; launch and brand management solutions; sales force effectiveness innovations; managed care and over-the-counter offerings; and consulting and services solutions that improve ROI and the delivery of quality healthcare worldwide. Additional information is available at http://www.imshealth.com.

     Conference Call and Webcast Details

     IMS will host a conference call at 4:30 p.m. (EDT) today to discuss its second-quarter 2004 financial results. To participate, please dial 1-888-937-3422 (U.S. and Canada) and 1-212-231-6006 (outside the United States and Canada) approximately 15 minutes before the scheduled start of the call. The conference call also will be accessible live on the Investor Relations section of the IMS Website at www.imshealth.com.
     A replay of the conference call will be available online on the Investor Relations section of the IMS Website and via telephone by dialing 1-800-633-8284 (U.S. and Canada) or 1-402-977-9140 (outside the United States and Canada), and entering access code 21173773 beginning one hour after the call through 11:59 p.m. (EDT) Tuesday, July 27.

     Forward-Looking Statements

     This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although IMS Health believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results of IMS Health to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to (i) the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks, (ii) to the extent IMS Health seeks growth through acquisitions and joint ventures, the ability to identify, consummate and integrate acquisitions and ventures on satisfactory terms, (iii) the ability to develop new or advanced technologies and systems for its businesses on time and on a cost-effective basis, and the ability to implement cost-containment measures, (iv) regulatory, legislative and enforcement initiatives, particularly in the areas of medical privacy and tax, (v) to the extent unforeseen cash needs arise, the ability to obtain financing on favorable terms, and (vi) deterioration in economic conditions, particularly in the pharmaceutical, healthcare or other industries in which IMS Health's customers operate. Additional information on factors that may affect the business and financial results of the Company can be found in filings of the Company made from time to time with the Securities and Exchange Commission and in note (l) of this press release.


                                     Table 1
                                   IMS Health
                            SEC Income Statement (a)
                           Three Months Ended June 30
                    (unaudited, in millions except per share)

                                                  2004   2003   % Fav
                                                   SEC    SEC  (Unfav)
                                                 ---------------------
Revenue
   Sales Force Effectiveness                     $172.7 $159.6     8 %
   Portfolio Optimization                         109.7   99.5    10
   Brand, Launch and Other                         52.4   48.5     8
   Consulting and Services                         44.8   30.1    49
                                                 --------------
   Total                                          379.6  337.8    12

Operating Expenses (b)
   Operating Costs                               (162.4)(141.5)  (15)
   Selling and Administrative                     (92.4) (79.1)  (17)
   Depreciation and Amortization                  (22.3) (19.8)  (13)
                                                 --------------
   Total                                         (277.1)(240.5)  (15)

Operating Income                                  102.5   97.3     5

Interest expense, net                              (2.1)  (2.7)   23
Gains from investments, net (e)                     2.1    0.0    NM
Gain (loss) on issuance of investees' stock,
 net (f)                                           (0.1)   0.1    NM
Other (expense), net (g)                           (1.6)  (9.8)   84
                                                 --------------
Pretax Income                                     100.8   84.9    19

Provision for Income Taxes (h)                    (35.4) (29.5)  (20)
TriZetto Equity Loss, net (c)                      (0.3)  (0.1) (359)
                                                 --------------
Net Income                                         65.1   55.4    18

Diluted EPS:
      Total Diluted EPS                           $0.27  $0.23    17 %

Shares Outstanding:
   Weighted Average Diluted                       240.3  242.8     1 %
   End-of-Period Actual                           233.9  239.1     2

The accompanying notes are an integral part of these financial tables.

                                     Table 2
                                   IMS Health
                            SEC Income Statement (a)
                            Six Months Ended June 30
                    (unaudited, in millions except per share)

                                                  2004   2003   % Fav
                                                   SEC    SEC  (Unfav)
                                                 ---------------------
Revenue
   Sales Force Effectiveness                     $339.8 $312.0     9 %
   Portfolio Optimization                         222.8  199.9    11
   Brand, Launch and Other                        101.2   88.2    15
   Consulting and Services                         77.4   51.6    50
                                                 --------------
   Total                                          741.2  651.7    14

Operating Expenses (b)
   Operating Costs                               (311.9)(278.8)  (12)
   Selling and Administrative                    (186.5)(160.6)  (16)
   Depreciation and Amortization                  (44.0) (36.6)  (20)
   Severance, Impairment & other charges (i)        0.0  (37.2)  100
                                                 --------------
   Total                                         (542.5)(513.2)   (6)

Operating Income                                  198.7  138.4    44

Interest expense, net                              (5.4)  (5.5)    2
Gains (losses) from investments, net (e)            8.5   (0.8)   NM
Loss on issuance of investees' stock, net (f)      (0.1)  (0.3)   65
Other income (expense), net (g)                     1.2  (20.6)   NM
                                                 --------------
Pretax Income                                     202.9  111.3    82

Provision for Income Taxes (h)                    (55.5) (93.8)   41
TriZetto Equity Loss, net (c)                      (1.3)  (0.4) (218)
TriZetto impairment charge, net (j)                 0.0  (14.8)  100
                                                 --------------
Net Income from continuing operations             146.2    2.2    NM

Income from discontinued operations - CTS (d)       0.0    2.8  (100)
Gain on discontinued operations - CTS (k)           0.0  495.1  (100)
                                                 --------------
Net Income                                       $146.2 $500.0   (71)

Diluted EPS:
      Income from continuing operations            0.61   0.01
      Income from discontinued operations - CTS
       (d)                                         0.00   0.01
      Gain on discontinued operations - CTS (k)    0.00   1.97
                                                 --------------
      Total Diluted EPS                           $0.61  $1.99   (69)%

Shares Outstanding:
   Weighted Average Diluted                       240.3  251.3     4 %
   End-of-Period Actual                           233.9  239.1     2

The accompanying notes are an integral part of these financial tables.

                                     Table 3
                                   IMS Health
                          Adjusted Income Statement (a)
                           Three Months Ended June 30
                    (unaudited, in millions except per share)

                                   2004     2003     % Fav  Constant $
                                 Adjusted  Adjusted (Unfav)   Growth
                                 -------------------------------------
Revenue
   Sales Force Effectiveness        $172.7   $159.6      8 %       5 %
   Portfolio Optimization            109.7     99.5     10         6
   Brand, Launch and Other            52.4     48.5      8         4
   Consulting and Services            44.8     30.1     49        44
                                 -------------------
   Total                             379.6    337.8     12         9

Operating Expenses (b)
   Operating Costs                  (162.4)  (141.5)   (15)
   Selling and Administrative        (92.4)   (79.1)   (17)
   Depreciation and
    Amortization Operating Costs      (22.3)   (19.8)   (13)
                                 -------------------
   Total                            (277.1)  (240.5)   (15)

Operating Income                     102.5     97.3      5         3

Interest expense, net                 (2.1)    (2.7)    23
Other income (expense), net (g)        0.8     (7.3)    NM
                                 -------------------
Pretax Income                        101.2     87.3     16

Provision for Income Taxes (h)       (31.4)   (26.9)   (17)
TriZetto Equity Loss, net (c)         (0.3)    (0.1)  (359)
                                 -------------------
Net Income                            69.5     60.4     15 %

Diluted EPS:
      Total Diluted EPS              $0.29    $0.25     16 %

Shares Outstanding:
   Weighted Average Diluted          240.3    242.8      1 %
   End-of-Period Actual              233.9    239.1      2

The accompanying notes are an integral part of these financial tables.

                                     Table 4
                                   IMS Health
                          Adjusted Income Statement (a)
                            Six Months Ended June 30
                    (unaudited, in millions except per share)

                                    2004     2003     % Fav Constant $
                                  Adjusted  Adjusted (Unfav)  Growth
                                  ------------------------------------
Revenue
   Sales Force Effectiveness         $339.8   $312.0     9 %       4 %
   Portfolio Optimization             222.8    199.9    11         6
   Brand, Launch and Other            101.2     88.2    15         8
   Consulting & Services               77.4     51.6    50        44
                                  -------------------
   Total                              741.2    651.7    14         8

Operating Expenses (b)
   Operating Costs                   (311.9)  (278.8)  (12)
   Selling and Administrative        (186.5)  (160.6)  (16)
   Depreciation and Amortization      (44.0)   (36.6)  (20)
                                  -------------------
   Total                             (542.5)  (476.0)  (14)

Operating Income                      198.7    175.7    13         9

Interest expense, net                  (5.4)    (5.5)    2
Other expense, net (g)                 (1.7)   (11.9)   86
                                  -------------------
Pretax Income                         191.6    158.4    21

Provision for Income Taxes (h)        (59.4)   (48.8)  (22)
TriZetto Equity Loss, net (c)          (1.3)    (0.4) (218)
                                  -------------------
Net Income from continuing
 operations                           131.0    109.2    20 %

Income from discontinued
 operations - CTS (d)                   0.0      2.8  (100)
                                  -------------------
Net Income                           $131.0   $112.0    17 %

Diluted EPS:
      Income from continuing
       operations                      0.54     0.43    26
      Income from discontinued
       operations - CTS (d)            0.00     0.01  (100)
                                  -------------------
      Total Diluted EPS               $0.54    $0.45    20 %

Shares Outstanding:
   Weighted Average Diluted           240.3    251.3     4 %
   End-of-Period Actual               233.9    239.1     2

The accompanying notes are an integral part of these financial tables.

                                     Table 5
                                   IMS Health
            Reconciliation from SEC to Adjusted Income Statement (a)
                        Three Months Ended June 30, 2004
                    (unaudited, in millions except per share)

                                                              Adjusted
                                           SEC Q2 Adjustments    Q2
                                           ---------------------------
Revenue
   Sales Force Effectiveness               $172.7       $0.0   $172.7
   Portfolio Optimization                   109.7        0.0    109.7
   Brand, Launch and Other                   52.4        0.0     52.4
   Consulting and Services                   44.8        0.0     44.8
                                           ---------------------------
   Total                                    379.6        0.0    379.6

Operating Expenses (b)
   Operating Costs                         (162.4)       0.0   (162.4)
   Selling and Administrative               (92.4)       0.0    (92.4)
   Depreciation and Amortization            (22.3)       0.0    (22.3)
                                           ---------------------------
   Total                                   (277.1)       0.0   (277.1)

Operating Income                            102.5        0.0    102.5

Interest expense, net                        (2.1)       0.0     (2.1)
Gains from investments, net (e)               2.1       (2.1)     0.0
Loss on issuance of investees' stock,
 net (f)                                     (0.1)       0.1      0.0
Other income (expense), net (g)              (1.6)       2.4      0.8
                                           ---------------------------
Pretax Income                               100.8        0.4    101.2

Provision for Income Taxes (h)              (35.4)       4.0    (31.4)
TriZetto Equity Loss, net (c)                (0.3)       0.0     (0.3)
                                           ---------------------------
Net Income                                   65.1        4.4     69.5

Diluted EPS                                 $0.27       0.02    $0.29

Shares Outstanding:
   Weighted Average Diluted                 240.3        0.0    240.3
   End-of-Period Actual                     233.9        0.0    233.9

The accompanying notes are an integral part of these financial tables.

                                     Table 6
                                   IMS Health
            Reconciliation from SEC to Adjusted Income Statement (a)
                         Six Months Ended June 30, 2004
                    (unaudited, in millions except per share)

                                                              Adjusted
                                           SEC Q2 Adjustments    Q2
                                           ---------------------------
Revenue
   Sales Force Effectiveness               $339.8       $0.0   $339.8
   Portfolio Optimization                   222.8        0.0    222.8
   Brand, Launch and Other                  101.2        0.0    101.2
   Consulting and Services                   77.4        0.0     77.4
                                           ---------------------------
   Total                                    741.2        0.0    741.2

Operating Expenses (b)
   Operating Costs                         (311.9)       0.0   (311.9)
   Selling and Administrative              (186.5)       0.0   (186.5)
   Depreciation and Amortization            (44.0)       0.0    (44.0)
                                           ---------------------------
   Total                                   (542.5)       0.0   (542.5)

Operating Income                            198.7        0.0    198.7

Interest expense, net                        (5.4)       0.0     (5.4)
Gains from investments, net (e)               8.5       (8.5)     0.0
Loss on issuance of investees' stock, net
 (f)                                         (0.1)       0.1      0.0
Other income (expense), net (g)               1.2       (2.9)    (1.7)
                                           ---------------------------
Pretax Income                               202.9      (11.3)   191.6

Provision for Income Taxes (h)              (55.5)      (3.9)   (59.4)
TriZetto Equity Loss, net (c)                (1.3)       0.0     (1.3)
                                           ---------------------------
Net Income                                  146.2      (15.2)   131.0

Diluted EPS                                 $0.61      (0.07)   $0.54

Shares Outstanding:
   Weighted Average Diluted                 240.3        0.0    240.3
   End-of-Period Actual                     233.9        0.0    233.9

The accompanying notes are an integral part of these financial tables.

                                     Table 7
                                   IMS Health
            Reconciliation from SEC to Adjusted Income Statement (a)
                        Three Months Ended June 30, 2003
                    (unaudited, in millions except per share)

                                                              Adjusted
                                           SEC Q2 Adjustments    Q2
                                           ---------------------------
Revenue
   Sales Force Effectiveness               $159.6       $0.0   $159.6
   Portfolio Optimization                    99.5        0.0     99.5
   Brand, Launch and Other                   48.5        0.0     48.5
   Consulting and Services                   30.1        0.0     30.1
                                           ---------------------------
   Total                                    337.8        0.0    337.8

Operating Expenses (b)
   Operating Costs                         (141.5)       0.0   (141.5)
   Selling and Administrative               (79.1)       0.0    (79.1)
   Depreciation and Amortization            (19.8)       0.0    (19.8)
                                           ---------------------------
   Total                                   (240.5)       0.0   (240.5)

Operating Income                             97.3        0.0     97.3

Interest expense, net                        (2.7)       0.0     (2.7)
Gains from investments, net (e)               0.0        0.0      0.0
Gain on issuance of investees' stock,
 net (f)                                      0.1       (0.1)     0.0
Other expense, net (g)                       (9.8)       2.5     (7.3)
                                           ---------------------------
Pretax Income                                84.9        2.4     87.3

Provision for Income Taxes (h)              (29.5)       2.6    (26.9)
TriZetto Equity Loss, net (c)                (0.1)       0.0     (0.1)
                                           ---------------------------
Net Income                                   55.4        5.0     60.4

Diluted EPS:
      Total Diluted EPS                     $0.23       0.02    $0.25

Shares Outstanding:
   Weighted Average Diluted                 242.8        0.0    242.8
   End-of-Period Actual                     239.1        0.0    239.1

The accompanying notes are an integral part of these financial tables.

                                     Table 8
                                   IMS Health
            Reconciliation from SEC to Adjusted Income Statement (a)
                         Six Months Ended June 30, 2003
                    (unaudited, in millions except per share)

                                                              Adjusted
                                           SEC Q2 Adjustments    Q2
                                           ---------------------------
Revenue
   Sales Force Effectiveness               $312.0       $0.0   $312.0
   Portfolio Optimization                   199.9        0.0    199.9
   Brand, Launch and Other                   88.2        0.0     88.2
   Consulting and Services                   51.6        0.0     51.6
                                           ---------------------------
   Total                                    651.7        0.0    651.7

Operating Expenses (b)
   Operating Costs                         (278.8)       0.0   (278.8)
   Selling and Administrative              (160.6)       0.0   (160.6)
   Depreciation and Amortization            (36.6)       0.0    (36.6)
   Severance, Impairment & other charges
    (i)                                     (37.2)      37.2      0.0
                                           ---------------------------
   Total                                   (513.2)      37.2   (476.0)

Operating Income                            138.4       37.2    175.7

Interest expense, net                        (5.5)       0.0     (5.5)
Losses from investments, net (e)             (0.8)       0.8      0.0
Loss on issuance of investees' stock,
 net (f)                                     (0.3)       0.3      0.0
Other expense, net (g)                      (20.6)       8.8    (11.9)
                                           ---------------------------
Pretax Income                               111.3       47.1    158.4

Provision for Income Taxes (h)              (93.8)      45.0    (48.8)
TriZetto Equity Loss, net (c)                (0.4)       0.0     (0.4)
TriZetto impairment charge, net (j)         (14.8)      14.8      0.0
                                           ---------------------------
Net Income from continuing operations         2.2      107.0    109.2

Income from discontinued operations - CTS
 (d)                                          2.8        0.0      2.8
Gain on discontinued operations - CTS (k)   495.1     (495.1)     0.0
                                           ---------------------------
Net Income                                 $500.0     (388.1)  $112.0

Diluted EPS:
      Income from continuing operations      0.01       0.42     0.43
      Income from discontinued operations -
       CTS (d)                               0.01       0.00     0.01
      Gain on discontinued operations - CTS
       (k)                                   1.97      (1.97)    0.00
                                           ---------------------------
      Total Diluted EPS                     $1.99      (1.54)   $0.45
Shares Outstanding:
   Weighted Average Diluted                 251.3        0.0    251.3
   End-of-Period Actual                     239.1        0.0    239.1

The accompanying notes are an integral part of these financial tables.

                                     Table 9
                                   IMS Health
                    Selected Consolidated Balance Sheet Items
                            (unaudited, in millions)

                                          June 30, 2004  Dec. 31, 2003
                                          -------------  -------------


Cash and cash equivalents                         $371.9       $344.4

Short-term marketable securities                    27.8         40.1

Accounts receivable, net                           293.7        271.3
Short-term debt                                    233.4        409.9

Long-term debt                                     401.2        152.1

The accompanying notes are an integral part of these financial tables.

                              IMS Health
                                 NOTES

(a) "SEC Income Statement" (Tables 1 and 2) differs from the "Adjusted Income Statement" (Tables 3 and 4) by amounts that are detailed on Tables 5, 6, 7 and 8. Adjusted results generally exclude from corresponding U.S. GAAP measures items that are not related to the core business of IMS (such as gains/losses on non-core transactions, gains/losses on issuance of investees' stock, a tax provision related to D&B legacy and related subsequent tax transactions, etc.) and from time to time also have excluded items that are related to the core business of IMS but that management does not expect to be relevant to the business going forward (such as special restructuring, severance, impairment and other charges), together with the tax effect of these items. Severance, impairment and other charges were recorded in 2000, 2001 and 2003, and there can be no assurance that such charges will not be recorded in the future. Management uses these adjusted results to evaluate its financial results for business decision-making, to develop budgets and to manage expenditures with respect to its core business. Management believes that the adjusted results are useful to investors as a supplement to historical U.S. GAAP information because they facilitate comparisons across periods, more clearly indicate trends and add insight into the Company's performance by focusing on the results generated by the Company's core operations. However, the fact that an item has been excluded from adjusted results does not mean that similar items will not be recorded in the future. The method IMS uses to prepare adjusted results differs in significant respects from U.S. GAAP and is likely to differ from the methods used by other companies. Adjusted results should not be regarded as a replacement for corresponding U.S. GAAP measures, which provide more comprehensive information about the financial results of IMS. Investors are urged to review the detailed reconciliations of the adjusted measures to the comparable U.S. GAAP results.

(b) Operating expenses in 2003 reflect a reclassification between operating costs and selling and administrative expenses to make them comparable with the 2004 presentation.

(c) TriZetto Equity Loss in the second quarter of 2004 is based on an estimate of TriZetto's results and includes IMS's share of such estimated TriZetto results as well as purchase accounting amortization expenses.

(d) IMS divested its equity interest in CTS on February 6, 2003 via a split-off transaction. Income from discontinued operations includes IMS's share of CTS income on an after-tax basis for the portion of the first quarter of 2003 prior to the split-off. Previously CTS had been consolidated into the IMS Health financial statements.

(e) Gains from investments, net were $2.1 million in the second quarter of 2004, relating primarily to an earn-out payment from the sale of an Enterprise investment. This is compared with a gain of less than $0.1 million in the second quarter of 2003. Gains from investments, net were $8.5 million for the first six months of 2004, primarily from the sale of a security in the first quarter and the items discussed above. This is compared with a loss of $0.8 million in the first six months of 2003. These gains and losses are excluded from adjusted results because they relate to non-strategic investments and are not related to IMS's core business operations.

(f) Loss on issuance of investees' stock, net was $0.1 million in the second quarter and the first six months of 2004 compared with a gain of $0.1 million in the second quarter of 2003 and a loss of $0.3 million in the first six months of 2003. These SAB 51 losses relate to the exercise of stock options by TriZetto employees and TriZetto share repurchases. They are excluded from adjusted results because they are not related to IMS's core business operations.

(g) Other expense, net includes $1.2 million and $(2.2) million of expenses for legal fees in the second quarter of 2004 and 2003, respectively, related to the IRI litigation. For the first six months, IRI litigation legal fees were $1.6 million and $(1.8) million in 2004 and 2003, respectively. These expenses are excluded from adjusted results because they relate to a D&B legacy matter and are not related to IMS's core business operations. In addition, other expense, net excludes a quarterly phasing adjustment of foreign currency hedge gains (losses), net of $1.2 million in the second quarter and $(4.5) million for the first six months of 2004, and $4.8 million in the second quarter and $10.6 million for the first six months of 2003. This phasing adjustment is made to adjusted results in order to more closely match the timing of foreign exchange hedge gains (losses) with the operating income being hedged. For the full year, there will be no difference between the hedge gains (losses) in adjusted and SEC results.

(h) The tax provision for the second quarter and first six months of 2004 includes a tax benefit of $0.2 million and tax provision of $4.0 million, respectively, related to the items described in notes (e), (f) and (g). The tax provision for the second quarter and first six months of 2003 includes a tax benefit of $0.9 million and $3.5 million, respectively, for the items described in notes (e), (f) and (g), and a tax benefit of $13.2 million for the item in note (i). These tax provisions and benefits are excluded from adjusted results because the related charges are excluded from adjusted results. In addition, the first-quarter 2004 tax provision also includes a $15.6 million tax benefit related to a favorable audit resolution in the U.S. of the 1998 and 1999 tax years. Adjusted results include a phasing adjustment to recognize it ratably throughout 2004. The second quarter phasing adjustment was $4.2 million and the phasing adjustment for the first six months was $(7.9) million. This phasing adjustment allows the full-year effective rate to be applied in each quarter to adjusted pretax results. Similarly, the tax provision for the first quarter of 2003 included a $13.9 million tax benefit; adjusted results included a phasing adjustment to recognize it ratably throughout 2003. The second-quarter 2003 phasing adjustment was $3.4 million and the phasing adjustment for the first six months of 2003 was $(7.9) million.

(i) IMS incurred $37.2 million of expense in the first quarter of 2003 for severance, impairment and other charges, including severance for approximately 80 employees, contract cancellations and impairments, idle real estate facilities and software writedowns. These amounts are excluded from adjusted results because management does not expect them to be relevant to the business going forward. Severance, impairment and other charges were recorded in 2000, 2001 and 2003, and there can be no assurances that such charges will not be recorded in the future.

(j) The TriZetto Impairment Charge, net recorded in the first quarter of 2003 reduced the book value per share of IMS's investment in TriZetto shares ($6.14 per share) down to the March 31, 2003 market value per share ($4.13). This charge is excluded from adjusted results because it relates to a non-strategic investment and is not related to IMS's core business operations.

(k) The split-off of CTS described in note (d) generated a net gain of $495.1 million in the first quarter of 2003. This gain is calculated as the proceeds from the split-off less the book value of IMS's investment in CTS and transaction costs. No tax provision is provided as the split-off is expected to be a tax-free transaction. This gain is excluded from adjusted results as it relates to the divestiture of the business and is not related to IMS's ongoing core business operations.

(l) IMS expects SEC-reported full-year diluted earnings per share ("EPS") to differ from adjusted diluted EPS. For the first six months of 2004, the SEC-reported diluted EPS of $0.61 was $0.07 higher than adjusted diluted EPS of $0.54. See Table 6. This difference was due to net gains from IMS investments, legal fees relating to the IRI litigation, phasing adjustments of foreign currency hedge gains (losses) and phasing adjustments relating to a tax benefit. By year-end, it is expected that the $0.01 foreign currency hedge gain difference and $0.03 phasing adjustments for a tax benefit difference between SEC-reported and adjusted diluted EPS for the first six months of 2004 will reverse, resulting in no difference in these items between SEC-reported and adjusted diluted EPS for the full year. Additional items that could cause full-year 2004 SEC-reported diluted EPS to differ from adjusted diluted EPS include, but are not limited to, additional IRI legal fees and gains or losses resulting from strategic actions with respect to IMS's investments. IMS is unable to predict at this time the occurrence or amount of these as well as other items that could cause full-year 2004 SEC-reported diluted EPS to differ from adjusted diluted EPS.

    Statements relating to guidance are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. IMS does not undertake to update these targets in any way or for any reason prior to discussing actual results.

     Amounts presented in the financial tables may not add due to rounding.

     These financial tables should be read in conjunction with IMS Health's filings previously made or to be made with the Securities and Exchange Commission.

     CONTACT: IMS Health
              Corporate Communications:
              Bill Hughes, 203/319-4732
              bhughes@imshealth.com
              or
              Investor Relations:
              Darcie Peck, 203/319-4766
              dpeck@imshealth.com